UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37584	26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CPI Card Group Inc.
10368 W. Centennial Road
Littleton, CO 80127

(Address of principal executive offices) (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

8.625% Senior Secured Notes due 2026

On March 15, 2021 (the “Closing Date”), CPI Card Group Inc. (the “Company”) completed the previously announced private offering by its wholly-owned subsidiary, CPI CG Inc. (the “issuer”), of $310 million aggregate principal amount of 8.625% senior secured notes due 2026 (the “notes”) and related guarantees at an issue price of 100%.

The notes and related guarantees were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

Net proceeds from the offering, together with cash on hand and initial borrowings under the issuer’s $50.0 million asset-based, senior secured revolving credit facility (the “ABL revolver”) evidenced by the New Credit Agreement (as defined below), were used to repay in full and terminate the existing credit facilities evidenced by the Prior Credit Agreements (as defined below) and to pay related fees and expenses.

Indenture

The terms of the notes and related guarantees are governed by an indenture, dated as of the Closing Date (the “Indenture”), among the issuer, the Company and certain of its current and future wholly-owned domestic subsidiaries (other than the issuer), as guarantors (collectively and together with the Company, the “guarantors”), and U.S. Bank National Association, as trustee (in such capacity, the “trustee”) and as notes collateral agent (in such capacity, the “notes collateral agent”).

Interest and Maturity. The notes bear interest at a rate of 8.625% per annum and mature on March 15, 2026. Interest is payable on the notes on March 15 and September 15 of each year, beginning on September 15, 2021.

Guarantees and Security. The issuer’s obligations under the notes are unconditionally guaranteed by the guarantors on a senior secured basis and will be guaranteed by any future wholly-owned domestic subsidiaries that will guarantee the ABL revolver and/or certain other indebtedness.

The notes and related guarantees are secured (i) on a first-priority basis in the collateral granted to the notes collateral agent for the benefit of the holders of the notes (the “Notes Priority Collateral”), and (ii) on a second-priority basis by the collateral securing the ABL revolver (the “ABL Priority Collateral”), in each case, subject to certain permitted liens, and in each case subject to certain exceptions as to the scope of the collateral and required actions to perfect such liens. On the Closing Date, each of the issuer, the Company, the guarantors and the notes collateral agent entered into a notes collateral agreement, which created and established the terms of the security interests that secure the notes and related guarantees, and an intercreditor agreement, which governs the relative rights of the secured parties in respect of the ABL revolver and the notes. The intercreditor agreement restricts the actions permitted to be taken by the notes collateral agent with respect to the notes collateral on behalf of the holders of the notes.

Ranking. The notes and related guarantees are senior secured obligations of issuer and the guarantors, respectively, and (i) rank equal in right of payment with any of the issuer’s and the guarantors’ existing and future senior indebtedness (including the ABL revolver), (ii) rank senior in right of payment to any of the issuer’s and the guarantors’ future subordinated indebtedness, (iii) rank effectively senior to any of the issuer’s and the guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral securing the notes (after giving effect to the sharing of such collateral with the holders of equal or prior ranking liens on the collateral), (iv) are effectively subordinated to any indebtedness under the ABL revolver to the extent of the value of the ABL Priority Collateral securing such indebtedness, (v) are effectively subordinated to any existing and future indebtedness of the issuer that is secured by liens on assets that do not constitute a part of the collateral securing the notes and (vi) are structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables and preferred stock) of the issuer’s and the guarantors’ existing and future subsidiaries that do not guarantee the notes.

Covenants. The Indenture contains covenants limiting the ability of the Company, the issuer and the Company’s restricted subsidiaries to, among other things, incur or guarantee additional debt or issue disqualified stock or certain preferred stock; create or incur liens; pay dividends, redeem stock or make other distributions; make certain investments; create restrictions on the ability of our restricted subsidiaries to pay dividends to the Company or make other intercompany transfers; transfer or sell assets; merge or consolidate; and enter into certain transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications as set forth in the Indenture. In addition, most of these covenants will be suspended in the event and for as long as the notes have investment grade ratings.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the trustee or the holders of at least 30% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all of the notes to be due and payable immediately.

Optional Redemption and Offer to Repurchase. At any time and from time to time prior to March 15, 2023, the issuer may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium as set forth in the Indenture and form of note. At any time and from time to time on or after March 15, 2023, the issuer may redeem some or all of the notes at the redemption prices described in the Indenture and form of note. At any time prior to March 15, 2023, the issuer may redeem, on one or more occasions, up to 40% of the aggregate principal amount of the notes with the proceeds of certain equity offerings, at a redemption price equal to 108.625% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, prior to March 15, 2023, but not more than once during each consecutive twelve-month period commencing on the Closing Date, the issuer may also redeem up to 10% of the aggregate principal amount of the notes (including the aggregate principal amount of any additional notes issued after the Closing Date) at a redemption price equal to 103% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Offer to Repurchase. If the Company experiences a change of control, the issuer may be required to offer to repurchase the notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. In certain circumstances, the issuer must use certain of the proceeds from a sale of assets to make an offer to repurchase notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Subject to certain conditions, within 125 days after the end of (i) the nine-month period ending December 31, 2021 and (ii) each fiscal year commencing with the fiscal year ending December 31, 2022, if the issuer has Excess Cash Flow (as defined in the Indenture), the issuer will be required to make an offer to repurchase the maximum principal amount of the notes that may be purchased with 50% or 25% of the amount of such Excess Cash Flow, depending on the issuer’s leverage ratio, at a repurchase price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (or, if the issuer’s leverage is less than a certain threshold, the issuer will not be required to make any such offer to repurchase with Excess Cash Flow).

No Registration Rights or Listing. The notes and related guarantees do not have the benefit of any registration rights. The notes will not be listed on any securities exchange.

The foregoing descriptions of the Indenture, the notes and related guarantees do not purport to be complete and are qualified in their entirety by reference to the Indenture and form of note, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Asset-Based, Senior Secured Revolving Credit Facility

On the Closing Date, the Company and CPI CG Inc. (the “borrower”) entered into a credit agreement (the “New Credit Agreement”) with Wells Fargo Bank, National Association, as lender, administrative agent and collateral agent (the “Agent”). Capitalized terms used without definition in this section are defined in the New Credit Agreement.

General Terms. The New Credit Agreement provides for an ABL revolver of up to $50.0 million (“Revolver Commitment”) consisting of revolving loans, letters of credit and swing line loans provided by lenders, with a sublimit on letters of credit outstanding at any time of $10.0 million and a sublimit for swing line loans of $10.0 million. The New Credit Agreement also includes an uncommitted accordion feature whereby the borrower may increase the Revolver Commitment by an aggregate amount not to exceed $15.0 million, subject to certain conditions. The ABL revolver matures on the earliest to occur of March 15, 2026 and the date that is 90 days prior to the maturity of the notes. The payment and performance in full of the secured obligations under the ABL revolver are secured by a lien on and security interest in all of the assets of the Company, the borrower and their subsidiaries other than Excluded Subsidiaries.

The maximum borrowings permitted to be made at any time under the ABL revolver is equal to the lesser of (x) the Maximum Revolver Amount less the sum of (1) the Letter of Credit Usage, plus (2) the principal amount of Swing Loans outstanding and (y) the Borrowing Base less the sum of (1) the Letter of Credit Usage, plus (2) the principal amount of Swing Loans outstanding. The Borrowing Base is equal to (a) 85% of the Borrowers’ and Designated Subsidiary Guarantors’ eligible receivables, plus (b) the lesser of (i) 70% of the value of each category of eligible inventory or (ii) 85% of the net orderly liquidation value (NOLV) of each such category of eligible inventory plus (c) 100% of eligible cash (subject to a cap of 10% of the Maximum Revolver Amount) less (d) reserves established by the Agent. As of the Closing Date, the borrower had $15.0 million of outstanding borrowings under the New Credit Agreement. The borrower used initial borrowings under the ABL revolver, together with cash on hand and proceeds under the notes, to repay in full and terminate the existing credit facilities evidenced by the Prior Credit Agreements and to pay related fees and expenses and future borrowings for general corporate purposes.

Interest Rates and Fees. The unused portion of the Revolver Commitment accrues a commitment fee, which ranges from 0.375% to 0.50% per annum, based on the average daily borrowing capacity under the ABL revolver over the immediately preceding month. Borrowings under the ABL revolver bear interest at a rate per annum that ranges from the LIBOR Rate plus 1.25% to the LIBOR Rate plus 1.75%, or the Base Rate plus 0.25% to the Base Rate plus 0.75%, based on the average daily borrowing capacity under the ABL revolver over the most recently completed month. The borrower may elect to apply either the LIBOR Rate or Base Rate interest to borrowings at its discretion.

Covenants. The New Credit Agreement contains covenants limiting the ability of the Company, the borrower and the Company’s restricted subsidiaries to, among other things, incur or guarantee additional debt or issue disqualified stock or certain preferred stock; create or incur liens; pay dividends, redeem stock or make other distributions; make certain investments; create restrictions on the ability of the borrower and its restricted subsidiaries to pay dividends to the Company or make other intercompany transfers; transfer or sell assets; merge or consolidate; and enter into certain transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications as set forth in the New Credit Agreement.

Events of Default. The New Credit Agreement provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Loan Documents, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, Agent or the lenders holding more than 50% in revolving loan exposure of all lenders (subject to certain exceptions) may declare the principal of and accrued but unpaid interest on all of the loans to be due and payable immediately.

Guarantees and Security. The borrower’s obligations under the ABL revolver are unconditionally guaranteed by Company and its subsidiaries (other than the borrower and other than Excluded Subsidiaries) on a senior secured basis.

The loans and related guarantees are secured (i) on a first-priority basis in the ABL Priority Collateral, and (ii) on a second-priority basis by the Notes Priority Collateral, in each case, subject to certain permitted liens and in each case subject to certain exceptions as to the scope of the collateral and required actions to perfect such liens. On the Closing Date, each of the borrower, the Company, the guarantors and the Agent entered into a guaranty and security agreement (the “Guaranty and Security Agreement”), which created and established the terms of the security interests that secure the obligations under the ABL revolver and related guarantees, and an intercreditor agreement, which governs the relative rights of the secured parties in respect of the ABL revolver and the notes. The intercreditor agreement restricts the actions permitted to be taken by the Agent with respect to the ABL Priority Collateral.

The foregoing descriptions of the New Credit Agreement and the Guaranty and Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to the New Credit Agreement and the Guaranty and Security Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Company and its affiliates may from time to time engage certain of the lenders under the New Credit Agreement to provide other banking, investment banking and financial services.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the issuance of notes and entry into the New Credit Agreement on the Closing Date, the Company terminated its existing credit facilities evidenced by the Super Senior Credit Agreement, dated as of March 6, 2020 (the “Super Senior Credit Agreement”), among the Company, the borrower, the lenders party thereto and Guggenheim Credit Services, LLC as administrative agent and collateral agent, and the First Lien Credit Agreement, dated as of August 17, 2015 as amended (the “First Lien Credit Agreement” and, together with the Super Senior Credit Agreement, the “Prior Credit Agreements”) among the Company, the borrower, the lenders party thereto, GLAS USA LLC, as administrative agent and GLAS Americas LLC, as collateral agent, and other agreements and documents related to the Prior Credit Agreements. As of the Closing Date, the Company had outstanding borrowings of $30.0 million, plus accrued and unpaid interest, under the Super Senior Credit Agreement and $304.7 million, plus accrued and unpaid interest, under the First Lien Credit Agreement. The net proceeds from the issuance of the notes, together with cash on hand and initial borrowings under the ABL revolver, were used to repay in full all amounts outstanding under the Prior Credit Agreements. In addition, early termination of the Super Senior Credit Agreement required payment of a “make-whole” premium as an early termination penalty. The Company and its affiliates may from time to time engage certain of the lenders under the Prior Credit Agreements to provide other banking, investment banking and financial services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 15, 2021, the Company issued a press release made pursuant to Rule 135c promulgated under the Securities Act, announcing the issuance of the notes and the entry into the ABL revolver. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of March 15, 2021, by and among CPI CG Inc., as issuer, CPI Card Group Inc., as a guarantor, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee and notes collateral agent.

4.2	Form of 8.625% Senior Secured Notes due 2026 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).

10.1	Credit Agreement, dated as of March 15, 2021, among CPI Card Group Inc., CPI CG Inc., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

10.2	Guaranty and Security Agreement, dated as of March 15, 2021, among CPI Card Group Inc. and certain of its subsidiaries from time to time party thereto and Wells Fargo Bank, National Association, as collateral agent.

99.1	CPI Card Group Inc. press release dated March 15, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI Card Group. Inc.

	By:	/s/ Sarah J. Kilgore
Sarah J. Kilgore
Chief Legal and Compliance Officer

Date: March 16, 2021